Independent Auditors' Report




                          INDEPENDENT AUDITORS' REPORT


We consent to the incorporation by reference in Registration Statement No. 333-22875 of Audits & Surveys Worldwide, Inc. and Subsidiaries on Form S-8 of our report dated March 3, 1997, appearing in this Annual Report on Form 10-K of Audits & Surveys Worldwide, Inc. for the year ended December 31, 1996.



/s/Deloitte & Touche LLP

New York, New York
March 25, 1997